UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT #1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 6, 2011

VELVET ROPE SPECIAL EVENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-154422	80-0217073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Harbin Road, Shenyang, Liaoning, People’s Republic of China		110002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		86-24-2250-1035

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment Note: We are amending our Current Report on Form 8-K originally filed on January 6, 2010 in order to include a letter to the SEC from our prior certifying accountant.  The remainder of the Form 8-K has not been changed.

Item 4.01 Changes in Registrant’s Certifying Accountant

On January 6, 2011, we dismissed Li & Company, PC., the independent registered principal accountants of our company.

During the company’s two most recent fiscal years and subsequent interim period preceding the termination of Li & Company, PC., there were no disagreements with Li & Company, PC., which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, PC., would have caused to make reference to the subject matter of the disagreements in connection with its reports. Li & Company, PC., as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except that the reports of Li & Company, PC., for the fiscal years ended June 30, 2010, and 2009 indicated conditions which raised substantial doubt about our ability to continue as a going concern.

We provided Li & Company, PC., with a copy of this disclosure before its filing with the SEC. We requested that Li & Company, PC., provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements. We will file a copy of this letter in an amendment to this Current Report on Form 8-K once it is received by us.

On January 6, 2011 our board of directors approved and authorized the engagement of Morison Cogen LLP as our independent public accountants.

Prior to engaging Morison Cogen LLP on January 6, 2011, Morison Cogen LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm from Li & Company, PC., to Morison Cogen LLP.

Item 9.01	Financial Statements and Exhibits
16.1	Letter from Li & Company, PC to the SEC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELVET ROPE SPECIAL EVENTS, INC.

/s/ Rui Tan
Rui Tan
President and Director
Date: January 7, 2011